Exhibit 23.4

June 16, 2020

BLUECITY HOLDINGS LIMITED (the “Company”)

Block 2 Tower B Room 028, No. 22 Pingguo Shequ, Bai Zi Wan Road

Chaoyang District, Beijing 100022

People’s Republic of China

+(86) 10 5876 9855

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on June 16, 2020 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Rong Lu
Name:	Rong Lu